EXHIBIT 23
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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement of SFSB Holding Company on Form S-8 of our report dated February 11, 2000 appearing in the Annual Report on Form 10-KSB of SFSB Holding Company for the year ended December 31, 1999.


/s/S.R. Snodgrass A.C.
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Wexford, Pennsylvania
March 24, 2000